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Exhibit 99.1


                              NORTH FORK BANCORP
275 Broad Hollow Road, Melville,  NY  11747   (631) 844-1258   FAX (631)844-1471





FOR IMMEDIATE RELEASE                  Contact: Daniel M. Healy
                                                Executive Vice President
                                                Chief Financial Officer
                                                (631) 844-1258



            NORTH FORK TO PRESENT AT KBW BANK SYMPOSIUM IN BOSTON


        Melville, N.Y. - March 5, 2003 - North Fork Bancorporation, Inc. (NYSE: NFB) will be presenting at the Keefe, Bruyette & Woods, Inc., Eastern Regional Bank Symposium in Boston on Thursday, March 6 at 9:15 a.m. (EST).

        Keefe, Bruyette & Woods is scheduled to audio-webcast North Fork's presentation live during the conference. The webcast will be available on North Fork's website at http://www.northforkbank.com and click on KBW Bank Symposium - March 6, 2003. A printable version of the presentation slideshow will also be available on the website.